THE RIGHTS OF THE HOLDER HEREOF ARE SUBORDINATE AND INFERIOR AND SUBJECT TO THE RIGHTS OF CARDINAL BANK (LENDER) UNDER A DEBT SUBORDINATION AGREEMENT AMONG LENDER, AVALON GLOBAL SOLUTIONS, INC. AND WIDEPOINT CORPORATION, WIDEPOINT SOLUTIONS CORP., WIDEPOINT IL, INC., WIDEPOINT NBIL, INC., OPERATIONAL RESEARCH CONSULTANTS, INC., ADVANCED RESEARCH CONCEPTS CORPORATION, PROTEXX TECHNOLOGY CORPORATION, WIDEPOINT OHIO REAL ESTATE CORP., AND ISYS LLC DATED DECEMBER 30, 2011, AND TO THE RIGHTS OF ANY OTHER CURRENT OR FUTURE HOLDERS OF SENIOR INDEBTEDNESS (AS DEFINED HEREIN).

$1,000,000.00	Hampton, Virginia December 31, 2011

Subordinated Secured Promissory Note

FOR VALUE RECEIVED, the undersigned, WIDEPOINT SOLUTIONS CORP. (“Maker”), does hereby promise to pay, with such payment being guaranteed by WIDEPOINT CORPORATION (“Guarantor”), to the order of AVALON GLOBAL SOLUTIONS, INC. (“Holder”), the principal amount of One Million and 00/100 U.S. Dollars ($1,000,000.00), together with simple interest computed on such principal amount from the date hereof on the unpaid principal balance at the fixed annual rate of three percent (3.0%) through the date of payment of this Note as provided in Section 1 below.  Interest payable under this Note shall be computed on the basis of a year of 365 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable.

1.    Payment Terms. The principal and interest amount outstanding under this Note shall be paid by the Maker to the Holder in three (3) lump sum payments with the first payment of Three Hundred Seventy-Two Thousand Forty-Five and 66/100 U.S. Dollars ($372,045.66) to be due and payable on April 15, 2013.  The second payment of Three Hundred Fifty-Three Thousand Three Hundred Thirty-Three and 33/100 U.S. Dollars ($353,333.33) shall be due and payable on April 15, 2014 and the third and final payment of Three Hundred Forty-Three Thousand Three Hundred Thirty-Three and 34/100 U.S. Dollars ($343,333.34) shall be due and payable on April 15, 2015.  All amounts due or payable at any time under this Note shall be subject to withholding, adjustment and offset as provided in the Purchase Agreement (as herein defined). The Maker shall make all such payments to the order of the Holder via wire transfer of immediately available funds to the following bank account of Holder: First Virginia Community Bank, ABA/Routing: 056009505, Account: 206599 (or such other account or address as may be designated in writing by Holder to Maker, which writing may be in the form of electronic mail).

2.    Right to Prepayment. This Note may be prepaid in whole or in part at any time, without premium or penalty, with interest to the date of payment. If this Note is prepaid, there is to be no discount from the obligation to pay the full principal balance due at the time of prepayment.

3.    Fees and Expenses. Whenever an attorney is used to obtain payment under, or to otherwise enforce, this Note or to enforce, declare, or adjudicate any rights or obligations under this Note, whether by suit or by any other means whatsoever, the costs and expenses thereof, including reasonable attorneys’ fees and expenses, shall be payable by the non-prevailing party.

4.    Events of Default. Each of the following shall constitute an event of default (“Event of Default”) hereunder:

(a)         If Maker or Guarantor fails to pay any installment of interest or principal on this Note when due hereunder which failure continues for a period of ten (10) days after Maker and Guarantor’s receipt of written notice from the Holder. Receipt shall be deemed to have occurred if written notice is personally delivered to and signed for on behalf of the Maker and Guarantor or delivered certified first class mail, postage prepaid, return receipt requested, to the addresses and representatives identified in Section 14.3 of the Purchase Agreement;

(b)         If Maker or Guarantor shall admit in writing its inability to pay its debts as they become due, file a petition in bankruptcy or make a petition to take advantage of any insolvency act; make an assignment for the benefit of creditors, commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of all or any substantial part of its property; file a petition or answer seeking reorganization or similar relief under the Federal bankruptcy laws or any similar law or statute governing the relative rights of debtors and creditors; and

(c)         If any of the creditors of Maker or Guarantor shall file a petition in bankruptcy against Maker or Guarantor or for reorganization of Maker or Guarantor pursuant to the Federal bankruptcy laws or similar law or statute, and if such petition shall not be discharged or dismissed within sixty (60) calendar days after the date on which such petition was filed.

In the event of the happening of any Event of Default, then the unpaid principal of this Note, and interest thereon until payment, shall forthwith become absolute and due and payable without any notice or demand whatsoever.

This Note (a) may not be changed, waived, discharged, or terminated except by an instrument in writing signed by each of the Maker, Guarantor and Holder, and (b) shall inure to the benefit of and be enforceable by the Holder and the Holder’s heirs, executors, administrators, and personal representatives.

This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia applicable to agreements made and to be performed entirely within such state.

5.    Subordination Provisions.

(a)         Subordination of Liabilities.  Maker and Guarantor, for themselves, their successors and assigns, covenant and agree, and Holder, by Holder’s acceptance of this Note, likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, this Note (the “Subordinated Indebtedness”), and the obligations related to the security provided pursuant to Section 6, is hereby expressly subordinated, to the extent and in the manner set forth below, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 5(g) hereof). The provisions of this Section 5 shall constitute a continuing offer to all persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such holders are made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

(b)         Maker or Guarantor Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances.

(i)      Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 5(g) hereof) owing in respect of the Senior Indebtedness shall first be paid in full in cash, before any payment, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

(ii)     The Maker and Guarantor may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any default or event of default under the Credit Agreement (as defined in Section 5(g) hereof) or any other issue of Senior Indebtedness is then in existence or would result therefrom. The Holder hereby agrees that, so long as any such default or event of default in respect of any issue of Senior Indebtedness exists, Holder will not sue for, or otherwise take any action to enforce the Maker’s or Guarantor’s obligations to pay, amounts owing in respect of this Note or to enforce any rights in the Collateral (as defined in Section 6). The Holder understands and agrees that to the extent that Section 5(b)(i) or this Section 5(b)(ii) prohibits the payment of any Subordinated Indebtedness, such unpaid amount shall not constitute a payment default under this Note and the Holder may not sue for, or otherwise take action to enforce the Maker’s or Guarantor’s obligation to pay such amount, provided that such unpaid amount shall remain an obligation of the Maker or Guarantor to the Holder pursuant to the terms of this Note.  Notwithstanding the foregoing, in the event that any default or event of default shall exist under the Senior Indebtedness then-outstanding solely as a result of Holder declaring an Event of Default under this Note, Holder shall provide written notice of such Event of Default to the holders of the then-existing Senior Indebtedness (“Holder Notice”), which Holder Notice shall include, at a minimum, (a) a detailed description of such Event of Default, (b) a statement by Holder that Holder intends to exercise its rights under this Section 5(b)(ii) and that action is required by the holders of the Senior Indebtedness in order to prevent Holder from exercising its rights under this Section 5(b)(ii), (c) a copy of this Note, (d) a notice address for Holder and (e) the date on which the Holder Notice Period (as defined below) shall terminate.  If, during the period commencing with the date of delivery of the Holder Notice to each holder of Senior Indebtedness and terminating ninety (90) days thereafter (“Holder Notice Period”), each holder of Senior Indebtedness then-outstanding (or their duly authorized representative) shall either (i) deliver to Holder a signed writing waiving its rights to declare a default or event of default under the Senior Indebtedness as a result of the Event of Default which is the subject of the Holder Notice or (ii) fail to deliver to Holder a signed writing indicating that such holder intends to exercise its rights under the Senior Indebtedness with respect to such default or event of default, then Holder may pursue any and all remedies it may have under this Note.  The Holder Notice shall be delivered to each holder of Senior Indebtedness (or their duly authorized representative) by certified mail, return receipt requested.

(iii)    In the event that notwithstanding  the provisions of the preceding Section 5(b)(i) or Section 5(b)(ii), the Maker or Guarantor (or any person on behalf of the Maker or Guarantor) shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by Section 5(b)(i) or Section 5(b)(ii), such payment shall be held by the Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

(c)         Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Maker or Guarantor. Upon any distribution of assets of the Maker or Guarantor or upon dissolution, winding up, liquidation or reorganization of the Maker or Guarantor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i)      the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the Holder is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

(ii)     any payment or distributions of assets of the Maker or Guarantor of any kind or character, whether in cash, property or securities to which the Holder would be entitled except for the provisions of this Section 5, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders), to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(iii)    in the event that, notwithstanding the foregoing provisions of this Section 5(c), any payment or distribution of assets of the Maker or Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Holder on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear (including by giving effect to any intercreditor or subordination arrangements among such holders) for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

(d)         Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Maker or Guarantor applicable to the Senior Indebtedness until all amounts owing on this Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Maker or Guarantor or by or on behalf of the Holder by virtue of this Section 5 which otherwise would have been made to the Holder shall, as between the Maker or Guarantor and its creditors other than the holders of Senior Indebtedness, and the Holder, be deemed to be payment by the Maker or Guarantor to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 5 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

(e)         Obligation of the Maker Unconditional.  Nothing contained in this Section 5 or in this Note is intended to or shall impair, as between the Maker and Guarantor, on one hand, and the Holder, on the other hand, the obligations of the Maker and Guarantor, which are absolute and unconditional, to pay to the Holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Maker or Guarantor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon an event of default under this Note, subject to the provisions of this Section 5 and the rights, if any, under this Section 5 of the holders of Senior Indebtedness in respect of cash, property, or securities of the Maker or Guarantor received upon the exercise of any such remedy. Upon any distribution of assets of the Maker or Guarantor referred to in this Section 5, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Holder, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Maker or Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.

(f)          Subordination Rights Not Impaired by Acts or Omissions of Maker, Guarantor or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Maker or Guarantor or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Maker or Guarantor with the terms and provisions of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the Holder with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or otherwise alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the Holder.  In the event that any Collateral is released by any holder of Senior Indebtedness with a prior interest in such Collateral, the security interest of the Holder shall be deemed to be automatically released and the Holder will provide any requested evidence of such release within 10 days of receipt of a written request.

(g)         Senior Indebtedness. The term “Senior Indebtedness” shall mean all Obligations (as defined below) (i) of the Maker or Guarantor under, or in respect of, (x) the Commercial Loan Agreement, dated as of December 30, 2011 (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the “Credit Agreement”), by and among Maker, Guarantor and the various lenders from time to time party thereto, including but not limited to Cardinal Bank, and any renewal, extension, restatement, refinancing or refunding thereof, and (y) each other Loan Document (as defined in the Credit Agreement) to which the Maker or Guarantor is a party, and (ii) of the Maker or Guarantor under, or in respect of, any and all existing or future debt for borrowed money, including, without limitation, any Obligations evidenced by notes, debentures, bonds or other securities sold by Maker or Guarantor, either prior to the date of this Note or in the future, for money.  As used herein, the term “Obligation” shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations (including guaranties of the foregoing liabilities and obligations) payable under the documentation governing any Senior Indebtedness (including post-petition interest at the rate provided in the documentation with respect to such Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any bankruptcy or similar proceeding).  Holder hereby agrees to execute and deliver to any existing or future holder of Senior Indebtedness, within ten (10) days of receiving a written request therefor, any additional subordination agreements or other evidence of subordination which may be required by such holders of Senior Indebtedness.

(h)         Retirement of Senior Indebtedness. Notwithstanding anything contained in this Note to the contrary, the term “Senior Indebtedness” shall also include and mean any new or future debt or other Obligation incurred by the Maker or Guarantor to pay off or otherwise replace the Senior Indebtedness that existed as of the date of this Note.

6.    Security.  To secure payment of its obligations under this Note, Maker hereby grants to Holder a security interest in all of the property described below in which Maker has an interest as of the date hereof (collectively, the “Collateral”): (a) all equipment, fixtures, and inventory; (b) all accounts, contract rights, documents, chattel paper, instruments, and general intangibles; (c) all financial assets, investment property, securities, security entitlements, securities accounts, commodity contracts, and commodity accounts; (d) all commercial tort claims; (e) all deposit accounts; and (f) all letter-of-credit rights.  Maker acknowledges that Holder may file financing statements describing such Collateral in any jurisdictions deemed advisable by Holder.  Holder acknowledges that its rights to the Collateral are subject to the subordination provisions set forth in this Note and in any applicable subordination agreement.

7.    Mandatory Prepayment.  Subject to the subordination provisions set forth in this Note and in any applicable subordination agreement, in the event that Maker shall, subsequent to the date of this Note, issue Senior Indebtedness as described in Section 5(g)(ii) above, Maker shall, promptly upon receipt of the proceeds of such issuance, make a mandatory prepayment of the then-outstanding principal amount under this Note plus accrued but unpaid interest under the Note as of the date of issuance of such Senior Indebtedness.

8.    Assignment. This Note shall be binding upon the Maker, Guarantor and their successors and assigns, including, without limitation, any person, firm or corporation which may acquire substantially all of the Maker’s or Guarantor’s assets or business or with or into which the Maker or Guarantor may be liquidated, consolidated, merged or otherwise combined.

9.    NOTE SUBJECT TO PURCHASE AGREEMENT AND DEBT SUBORDINATION AGREEMENT. THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBJECT TO THE TERMS OF (i) THAT CERTAIN ASSET PURCHASE AGREEMENT, DATED AS OF DECEMBER 30, 2011, BY AND AMONG GUARANTOR, MAKER, HOLDER, MICHAEL MANSOURI, JOSEPH CHOPEK, DAVID RUSSIE, MARK GOETTLING, MARSHALL WEINGARDEN AND STEVEN ROTTINGHAUS (the “Purchase Agreement”) AND (ii) THAT CERTAIN DEBT SUBORDINATION AGREEMENT, DATED AS OF DECEMBER 30, 2011, BY AND AMONG MAKER, GUARANTOR, WIDEPOINT IL, INC., WIDEPOINT NBIL, INC., ADVANCED RESPONSE CONCEPTS CORPORATION, PROTEXX TECHNOLOGY CORPORATION, OPERATIONAL RESEARCH CONSULTANTS, INC., ISYS LLC, WIDEPOINT OHIO REAL ESTATE CORP., HOLDER AND CARDINAL BANK (the “Debt Subordination Agreement”).

10.  Counterparts. This Note may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Note.  This Note, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including .pdf files), shall be treated in all manner and respects and for all purposes as an original instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, Maker and Guarantor have caused this Note to be executed by each of its duly authorized officers.

MAKER:

Attest:		WIDEPOINT SOLUTIONS CORP.

By:		By:
	James T. McCubbin	Steve L. Komar
	Secretary	President

GUARANTOR:

Attest:		WIDEPOINT CORPORATION

By:		By:
	James T. McCubbin	Steve L. Komar
	Secretary	Chief Executive Officer

[Signature Page to $1,000,000 Subordinated Secured Promissory Note]